UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earlier event reported): September 1, 2007

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on September 1, 2007, Debra L. Harshman was named Chief Accounting Officer of Rentech, Inc. Ms. Harshman served as Rentech’s interim Chief Accounting Officer from June 11, 2007 until August 31, 2007 through a consulting arrangement between Rentech and Tatum Controller Services, LLC (“Tatum”). Under this consulting arrangement Rentech paid Tatum approximately $127,000 for Ms. Harshman’s services as well as a placement fee. Ms. Harshman’s base compensation for her service as Chief Accounting Officer will be $190,000 annually.

Ms. Harshman, age 47, served as a financial reporting and Sarbanes-Oxley compliance consultant from October 2004 until June 2007 with Trango Advisory. From September 2002 until October 2004 Ms. Harshman worked as a consultant and then a Vice President for IndyMac Bank F.S.B. and implemented a Sarbanes-Oxley and financial reporting program. Ms. Harshman was the Vice President, Controller and Chief Accounting Officer for Iwerks Entertainment Inc. from June 2000 until July 2002. Prior to that, Ms. Harshman’s experience includes working as a Senior Manager, Corporate Management Audit for The Walt Disney Company and as a Senior Manager with Coopers & Lybrand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: September 6, 2007	By:	/s/ Colin Morris
Colin Morris
Vice President and General Counsel